UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008.

NUTRA PHARMA CORP.
(Exact name of registrant as specified in its charter)

California	000-32141	91-2021600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

791 Park of Commerce Blvd., Suite 300, Boca Raton, FL	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(954) 509-0911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section -5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

The Registrant, Nutra Pharma Corp, is hereafter referred to as “we”, “us” or “our”.

On March 13 and 14, 2008 (as we previously reported on our April 8, 2008 Form 8-K-2), we issued an aggregate of fifty-three million (53,000,000) shares of our common stock to our Chief Executive Officer/Chairman of the Board, Rik Deitsch, five million (5,000,000) shares of which were issued for services and forty-eight million (48,000,000) shares for discharge of debt we owed to Mr. Deitsch. The information contained in our April 8, 2008 8-K-2 is incorporated by reference into this Item 5.01.

The following tables sets forth, as of March 31, 2008, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days.

Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. We are unaware of any contract or arrangement that could result in a change in control of our company.

The following table assumes based on our stock records, that there are 166,635,682 shares issued and outstanding as of March 31, 2008.

Security Ownership of Beneficial Owners

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding

Opus International*	11,692,556	7.0%
19 Hillsyde Court
Cockeysville, Maryland 21030

Total	11,692,556	7.0%

 *On April 13, 2005, Opus International filed an amendment to Schedule 13D reporting that its 11,692,556 shares were purportedly pledged as collateral for a $2.5 million loan from Clarisco Stiftung. Opus International is a limited liability company organized under Maryland law. Opus International appears to have been controlled at various times by our former Chairman of the Board, Zirk Engelbrecht, and his then wife, Marcy Engelbrecht. We have attempted to ascertain from Opus International other information we consider material to Opus International's reporting obligations; however, Opus International has failed to respond to our request for information. We have, however, been advised that the purported collateral, i.e. the stock certificate, provided by Opus International to Clarisco Stiftung, may not be perfected or be in negotiable form. We have been unable to obtain any additional information regarding the status of this matter.

Security Ownership of Management

Name and Address of Director or Executive Officer	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding

Rik J. Deitsch	54,500,000	32.7%
Chief Executive Officer/President
791 Park of Commerce Blvd Suite 300
Boca Raton, Florida 33487

Stanley J Cherelstein	3,000,000	1.8%
Director
791 Park of Commerce Blvd. Suite 300
Boca Raton, Florida 33487

Dr. Stewart Lonky	3,000,000	1.8%
Director
1158 Chautaqua Boulevard
Pacific Palisades, California 90272

All executive officers and directors as a group (3) persons	60,500,000	36.3%

As a result of the foregoing, our Chief Executive Officer/Chairman of the Board, Rik Deitsch, has voting control over our outstanding shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRA PHARMA CORP.

Dated: April 14, 2008	By:	/s/ Rik J. Deitsch
Rik J. Deitsch
Chairman and Chief Executive Officer